EXHIBIT 99.1
A10 Networks Reports Preliminary Third Quarter Financial Results

Company to Release Final Results and Conduct Conference Call on November 7, 2023

SAN JOSE, Calif., October 3, 2023 -- A10 Networks (NYSE: ATEN), a leading provider of secure application services and solutions, today announced the following preliminary and unaudited results for the quarter ended September 30, 2023.

A10 Networks expects revenue in the third quarter of 2023 to be between $56.5 million and $58.5 million. Our cash and cash equivalents are expected to be between $162 million and $166 million.

“The industry headwinds we discussed on our previous earnings calls impacted our results in the third quarter,” commented Dhrupad Trivedi, President and Chief Executive Officer of A10 Networks. “In our third quarter we experienced delays related to North American service provider customers pushing out capital expenditures. Deals we expected to close at the end of the quarter were delayed into future periods. This was partially offset by growth in our Enterprise business.”

Trivedi continued, “Given the third quarter results, we have taken actions to achieve historical profitability levels without compromising our long-term growth plans driven by sales of our industry leading cybersecurity solutions. We maintained robust profitability and cash generation, preserving our strong balance sheet. We expect to achieve fourth quarter revenue between $70 million and $80 million. As a result, we anticipate growth in full-year non-GAAP EPS.”

Forward-Looking Statements
This press release contains “forward-looking statements,” including statements regarding our expectations for our third quarter revenue results and our anticipated future financial results. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that may cause actual results to differ include a significant decline in global macroeconomic or political conditions that have an adverse impact on our business and financial results; business interruptions related to our supply chain; our ability to manage our business and expenses if customers cancel or delay orders; execution risks related to closing key deals and improving our execution; the continued market adoption of our products; our ability to successfully anticipate market needs and opportunities; our timely development of new products and features; our ability to achieve or maintain profitability; any loss or delay of expected purchases by our largest end-customers; our ability to maintain or improve our competitive position; competitive and execution risks related to cloud-based computing trends; our ability to attract and retain new end-customers and our largest end-consumers; our ability to maintain and enhance our brand and reputation; changes demanded by our customers in the deployment and payment model for our products; continued growth in markets relating to network security; the success of any future acquisitions or investments in complementary companies, products, services or technologies; the ability of our sales team to execute well; our ability to shorten our close cycles; the ability of our channel partners to sell our products; variations in product mix or geographic locations of our sales; risks associated with our presence in international markets; weaknesses or deficiencies in our internal control over financial reporting; our ability to timely file periodic reports required to be filed under the Securities Exchange Act of 1934; the impact of any cybersecurity incidents and other risks that are described in “Risk Factors” in our periodic filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Commission on February 27, 2023. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

About A10 Networks
A10 Networks (NYSE: ATEN) provides secure application services and solutions for on-premises, multi-cloud and edge-cloud environments at hyperscale. Our mission is to enable service providers and enterprises to deliver business-critical applications that are secure, available and efficient for multi-cloud transformation and 5G readiness. We deliver better business outcomes that support investment protection, new business models and help future-proof infrastructures, empowering our customers to provide the most secure and available digital experience. Founded in 2004, A10 Networks is based in San Jose, Calif. and serves customers globally. For more information, visit www.a10networks.com and follow us @A10Networks.

The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Investor Contact:
Rob Fink or Tom Baumann
FNK IR
646.809.4048 / 646.349.6641
aten@fnkir.com

Brian Becker
Chief Financial Officer
investors@a10networks.com

Source: A10 Networks, Inc.